EXHIBIT 99.1
NEWS RELEASE
INVESTOR RELATIONS CONTACT: J. Eric Bjornholt — CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS

FOR SECOND QUARTER OF FISCAL YEAR 2021

•

Net sales of $1.31 billion, about flat sequentially and down 2.1% from the year ago quarter. Our updated guidance provided on September 9, 2020 was for net sales to be down between 2% and 6% sequentially with an unchanged mid-point of down 4.0%.

•

On a GAAP basis: gross margin of 61.7%; operating income of $226.2 million; net income of $73.6 million; and EPS of $0.27 per diluted share. Our updated guidance provided on September 9, 2020 was for GAAP EPS of $0.23 to $0.31 per diluted share.

•

On a Non-GAAP basis: gross margin of 62.2%; operating income of $513.8 million and 39.2% of net sales; net income of $416.4 million and EPS of $1.56 per diluted share. Our updated guidance provided on September 9, 2020 was for Non-GAAP EPS of $1.36 to $1.46 per diluted share.

•	Cash flow from operations of $455.8 million.

•	Paid down $331.1 million of debt in the September 2020 quarter. Cumulatively paid down $2.95 billion of debt over the last nine quarters.

•	Record quarterly dividend declared of 36.85 cents per share.

CHANDLER, Arizona - November 5, 2020 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected and secure embedded control solutions, today reported results for the three months ended September 30, 2020 as summarized in the following table:

	Three Months Ended September 30, 2020(1)
Net sales	$1,309.5
	GAAP	%	Non-GAAP	(2)	%
Gross margin	$807.9	61.7%	$813.9		62.2%
Operating income	$226.2	17.3%	$513.8		39.2%
Other expense	$(137.4)		$(75.5)
Income tax provision	$15.2		$21.9
Net income	$73.6	5.6%	$416.4		31.8%
Net income per diluted share	$0.27		$1.56

(1)	In millions, except per share amounts and percentages of net sales.
(2)	See the “Use of Non-GAAP Financial Measures” section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports

Second Quarter Fiscal 2021

Financial Results

GAAP net sales for the second quarter of fiscal 2021 were $1.31 billion, down 2.1% from net sales of $1.338 billion in the prior year’s second fiscal quarter.

GAAP net income for the second quarter of fiscal 2021 was $73.6 million, or $0.27 per diluted share, down from GAAP net income of $108.9 million, or $0.43 per diluted share, in the prior year’s second fiscal quarter. For the second quarters of fiscal 2021 and fiscal 2020, GAAP net income was significantly adversely impacted by purchase accounting adjustments associated with our acquisitions.

Non-GAAP net income for the second quarter of fiscal 2021 was $416.4 million, or $1.56 per diluted share, up from non-GAAP net income of $365.7 million, or $1.43 per diluted share, in the prior year’s second fiscal quarter. For the second quarters of fiscal 2021 and fiscal 2020, our non-GAAP results exclude the effect of share-based compensation, COVID-19 shelter-in-place restrictions on manufacturing activities, expenses related to our acquisition activities (including intangible asset amortization, severance and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains related to available-for-sale investments. For the second quarters of fiscal 2021 and fiscal 2020, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors has declared a record quarterly cash dividend on its common stock of 36.85 cents per share. The quarterly dividend is payable on December 4, 2020 to stockholders of record on November 20, 2020.

“The September quarter continued to demonstrate what the best of the Microchip culture and its employees represent,” said Steve Sanghi, Chief Executive Officer. “Our global team all came together in the middle of a global pandemic, while working with a pay cut, and delivered superb performance during the quarter.”

Mr. Sanghi added, “Despite the COVID-19 pandemic, we delivered $1.31 billion of net sales which was essentially flat on a sequential basis compared to our September 9, 2020 updated guidance which was for net sales to be down between 2% to 6%. We also delivered outstanding non-GAAP gross margin of 62.2% and non-GAAP operating margin of 39.2%. We achieved non-GAAP EPS of $1.56 which was 15 cents above the midpoint of our updated guidance.”

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Microchip Technology Reports

Second Quarter Fiscal 2021

Financial Results

“In the September quarter, we saw the automotive, industrial and consumer home appliance markets start their recovery,” said Ganesh Moorthy, President and Chief Operating Officer. “Medical devices for elective procedures which experienced a slow-down in the June quarter as individuals and hospitals delayed elective procedures, also started their recovery in the September quarter. As expected, we saw the work from home related markets of computing and data center, as well as medical devices for hospitals, revert to more normal demand patterns as the surge we saw in the June quarter dissipated. In general, enterprise demand remains weak as most businesses remain predominantly with work from home policies, thus deferring enterprise spending for the office environment.”

Mr. Moorthy added, “During the September quarter we began to experience rising constraints in our supply chain due to the confluence of a number of factors. Despite these constraints, our operations team executed extremely well to meet the strong demand we saw which enabled us to achieve our strong results. The supply chain constraints are continuing into the December quarter. At times like this we are fortunate to have our internal factory capabilities, and we are making strategic capacity investments, to better position our business for growth.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “We continued to aggressively pay down our debt with another $331.1 million of payments during the September quarter, reflecting a cumulative debt pay down of $2.95 billion over the past nine quarters, as we have actively managed the working capital requirements for the business. In the September quarter, we also exchanged $796.1 million of our 2025 and 2027 convertible senior subordinated notes for cash and shares of our common stock. While these transactions did not impact the overall level of debt on our balance sheet, we believe that these convertible exchanges will benefit stockholders by significantly reducing share count dilution to the extent our stock price appreciates over time.”

Mr. Sanghi concluded, “Our September quarter bookings were strong and have continued that way through October. We are seeing good recovery in many of our markets and despite our stopping shipments to Huawei for the full December quarter, we expect our net sales in the December quarter to be flat to up 5% sequentially. Additionally, we now believe that the June and September quarters were the bottom of this business cycle for Microchip. We are guiding to a much stronger than seasonal December quarter and we expect significant revenue growth in calendar year 2021.”

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Microchip Technology Reports

Second Quarter Fiscal 2021

Financial Results

Microchip’s Highlights for the Quarter Ended September 30, 2020:

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Introduced a new high-speed Analog-to-Digital Converter (ADC) family delivering 80 Megasamples per second (MSPS) for high-frequency, high-temperature aerospace and defense, industrial and automotive applications.

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Made available the industry’s only low-inductance and programmable gate driver kit for inverter designers containing Microchip’s AgileSwitch® digital programmable gate driver and Silicon Carbide (SiC) power module.

•	Announced the industry’s first SoC FPGA development kit based on the RISC-V Instruction Set Architecture (ISA) establishing a broad RISC-V-based Mi-V ecosystem for PolarFire® SoC FPGAs.

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Partnered with Machine-Learning (ML) software leaders (Cartesiam, Edge Impulse and Motion Gestures) to simplify AI-at-the-edge using Microchip’s 32-bit MCUs and MPLAB® X Integrated Development Environment (IDE).

•	Introduced an automotive single-pair Ethernet physical layer (PHY) transceiver with the industry’s lowest sleep current—less than 15 µA—which is around four times lower than other available devices.

•	Announced a high-reliability, extended-temperature Commercial-Off-The-Shelf (COTS) Gigabit Ethernet physical layer (PHY) transceiver for aerospace and military systems.

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Announced an ensemble graphics toolkit to speed Linux® Graphical User Interface (GUI) development to enhance Microchip’s 32-bit microprocessor capabilities when used in low- and mid-range- resolution displays and touch screens.

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Unveiled our highest-density EEPROM with 4 Mbit memory device that provides designers with flexibility and proven reliability for portable consumer and medical devices including fitness trackers, hearing aids and glucose monitors.

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Unveiled a time and frequency instrument with embedded Global Positioning System (GPS) M-code receiver for securing military communication systems, radar and networks reliant on GPS signals which was approved by the U.S. Air Force GPS Directorate.

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Microchip Technology Reports

Second Quarter Fiscal 2021

Financial Results

•	Expanded our Flashtec® family with a PCIe® Gen 4 Enterprise NVMe™ Solid State Drive (SSD) controller that enables power and form-factor optimized enterprise NVMe SSDs in data centers.

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Announced high-speed CoaXPress® 2.0 devices that speed machine vision image capture while simplifying system design and deployment of capture cards and cameras supporting the new industry specifications.

Third Quarter Fiscal Year 2021 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. We are not able to predict whether inventory at our distributors will increase or decrease during the quarter and are therefore providing a range of GAAP net sales guidance. In recent years, we have seen net inventory at our distributors increase or decrease by a significant amount in a single quarter.

Microchip Consolidated Guidance
Net Sales	$1.310 to $1.375 billion
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Gross Margin	61.9% to 62.3%	$6.3 to $7.3 million	62.4% to 62.8%
Operating Expenses(2)	44.3% to 45.6%	$287.2 to $291.2 million	23.1% to 23.7%
Operating Income	16.3% to 18.0%	$293.5 to $298.5 million	38.7% to 39.7%
Other Expense, net	$88.3 to $90.3 million	$13.3 million	$75.0 to $77.0 million
Income Tax Provision	$22.0 to $34.0 million(3)	$1.7 to ($8.2) million	$23.7 to $25.8 million(4)
Net Income	$103.0 to $123.1 million	$305.0 to $320.0 million	$408.0 to $443.1 million
Diluted Common Shares Outstanding	Approximately 269.8 to 272.7 million shares		Approximately 269.8 to 272.7 million shares
Earnings per Diluted Share	$0.38 to $0.45	$1.13 to $1.18	$1.51 to $1.63

(1)	See the “Use of Non-GAAP Financial Measures” section of this release for information regarding our non-GAAP guidance.
(2)

We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending December 31, 2020. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending December 31, 2020.

(3)	The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4)	Represents expected cash tax rate for fiscal 2021 excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

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Microchip’s inventory days in the December 2020 quarter are expected to be in the range of 116 to 124 days, compared to 120 days at September 30, 2020. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

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Microchip Technology Reports

Second Quarter Fiscal 2021

Financial Results

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Capital expenditures for the quarter ending December 31, 2020 are expected to be about $35 million. Capital expenditures for all of fiscal 2021 are expected to be between $110 million and $120 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast-growing new products and technologies and to bring in-house some of our wafer fabrication, assembly and test operations that are currently outsourced.

Under the new GAAP revenue recognition standard which we adopted on April 1, 2018, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. Therefore, the elements of our internal performance and executive and employee compensation metrics that are based on sales and operating results are measured using the value of the end-market demand for our products. We use end-market demand for these purposes because we do not believe that the underlying value of our business benefits from increases in the value of inventory that is held in the supply chain. As many of our products are designed into customer applications with relatively long lives, such value is only realized when the end-market demand is created and the supply chain sells the inventory to the end customer. We define end-market demand as the net dollar amount of our products, licensing revenue and other services delivered to our direct (non-distributor) customers and by our distributors to their customers. We are able to calculate end-market demand based on information that our distributors provide us about their product shipments to their customers and inventory holdings. The value of end-market demand from our distributors is calculated as the net transaction value of these shipments. We believe that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer. We believe the use of end-market demand is also important to investors and users of our financial statements as it reflects the final outcome of our sales activities whereas our GAAP net sales are based on estimates made earlier in (or before the end of) the process of creating and fulfilling demand is complete. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires. Management uses end-market demand to manage and assess the profitability of our business and when developing and monitoring our budgets and spending. Many of our investors have requested that we disclose end-market demand metric because they believe it is useful in understanding our performance as it provides better information regarding end-market demand for our products. Therefore, we believe that it is useful to investors for us to disclose end-market demand. Our determination of end-market demand metric might not be the same as similarly titled measures used by other companies.

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Microchip Technology Reports

Second Quarter Fiscal 2021

Financial Results

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, COVID-19 shelter-in-place restrictions on manufacturing activities, expenses related to our acquisition activities (including intangible asset amortization, severance and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains related to available-for-sale investments. For the second quarters of fiscal 2021 and fiscal 2020, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

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Microchip Technology Reports

Second Quarter Fiscal 2021

Financial Results

Generally, gross margin fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2020 quarter between $105 and $115 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net sales	$1,309.5	$1,337.8	$2,619.2	$2,660.4
Cost of sales	501.6	510.3	1,013.0	1,017.7

Gross profit	807.9	827.5	1,606.2	1,642.7

Research and development	199.8	219.8	397.8	438.9
Selling, general and administrative	144.7	172.3	291.0	340.2
Amortization of acquired intangible assets	232.9	248.2	468.3	496.7
Special charges and other, net	4.3	3.6	4.6	11.7

Operating expenses	581.7	643.9	1,161.7	1,287.5

Operating income	226.2	183.6	444.5	355.2

Other expense, net	(137.4)	(130.1)	(266.2)	(261.2)

Income before income taxes	88.8	53.5	178.3	94.0
Income tax provision (benefit)	15.2	(55.4)	(18.9)	(65.6)

Net income	$73.6	$108.9	$197.2	$159.6

Basic net income per common share	$0.29	$0.46	$0.78	$0.67

Diluted net income per common share	$0.27	$0.43	$0.75	$0.63

Basic common shares outstanding	256.0	238.4	251.9	238.1

Diluted common shares outstanding	267.7	255.3	262.8	254.6

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

ASSETS

	September 30,	March 31,
	2020	2020
	(Unaudited)
Cash and short-term investments	$370.3	$403.0
Accounts receivable, net	903.7	934.0
Inventories	661.4	685.7
Other current assets	186.7	194.5

Total current assets	2,122.1	2,217.2

Property, plant and equipment, net	822.1	876.1
Other assets	13,826.7	14,332.8

Total assets	$16,770.9	$17,426.1

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$979.1	$1,028.6
Current portion of long-term debt	996.1	608.8

Total current liabilities	1,975.2	1,637.4

Long-term debt	8,181.4	8,873.4
Long-term income tax payable	664.3	668.4
Long-term deferred tax liability	81.6	318.5
Other long-term liabilities	424.7	342.9

Stockholders’ equity	5,443.7	5,585.5

Total liabilities and stockholders’ equity	$16,770.9	$17,426.1

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in millions except per share amounts and percentages)

(unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Gross profit, as reported	$807.9	$827.5	$1,606.2	$1,642.7
Share-based compensation expense	6.0	5.2	12.4	10.1
COVID-19 shelter-in-place restrictions on manufacturing activities	—	—	2.8	—

Non-GAAP gross profit	$813.9	$832.7	$1,621.4	$1,652.8

Non-GAAP gross profit percentage	62.2%	62.2%	61.9%	62.1%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Research and development expenses, as reported	$199.8	$219.8	$397.8	$438.9
Share-based compensation expense	(24.5)	(22.3)	(45.0)	(41.8)
Acquisition-related	—	—	—	(0.1)

Non-GAAP research and development expenses	$175.3	$197.5	$352.8	$397.0

Non-GAAP research and development expenses as a percentage of net sales	13.4%	14.8%	13.5%	14.9%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Selling, general and administrative expenses, as reported	$144.7	$172.3	$291.0	$340.2
Share-based compensation expense	(19.2)	(17.8)	(34.7)	(34.1)
Acquisition-related	0.9	(8.1)	(0.6)	(14.6)
Professional services associated with certain legal matters	(1.3)	—	(4.8)	—
IT security remediation	(0.3)	(2.0)	(1.3)	(5.0)

Non-GAAP selling, general and administrative expenses	$124.8	$144.4	$249.6	$286.5

Non-GAAP selling, general and administrative expenses as a percentage of net sales	9.5%	10.8%	9.5%	10.8%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating expenses, as reported	$581.7	$643.9	$1,161.7	$1,287.5
Share-based compensation expense	(43.7)	(40.1)	(79.7)	(75.9)
Acquisition-related	0.9	(8.1)	(0.6)	(14.7)
Professional services associated with certain legal matters	(1.3)	—	(4.8)	—
IT security remediation	(0.3)	(2.0)	(1.3)	(5.0)
Amortization of acquired intangible assets	(232.9)	(248.2)	(468.3)	(496.7)
Special charges and other, net	(4.3)	(3.6)	(4.6)	(11.7)

Non-GAAP operating expenses	$300.1	$341.9	$602.4	$683.5

Non-GAAP operating expenses as a percentage of net sales	23.0%	25.5%	23.0%	25.7%

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RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating income, as reported	$226.2	$183.6	$444.5	$355.2
Share-based compensation expense	49.7	45.3	92.1	86.0
COVID-19 shelter-in-place restrictions on manufacturing activities	—	—	2.8	—
Acquisition-related	(0.9)	8.1	0.6	14.7
Professional services associated with certain legal matters	1.3	—	4.8	—
IT security remediation	0.3	2.0	1.3	5.0
Amortization of acquired intangible assets	232.9	248.2	468.3	496.7
Special charges and other, net	4.3	3.6	4.6	11.7

Non-GAAP operating income	$513.8	$490.8	$1,019.0	$969.3

Non-GAAP operating income as a percentage of net sales	39.2%	36.7%	38.9%	36.4%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Other expense, net, as reported	$(137.4)	$(130.1)	$(266.2)	$(261.2)
Loss on settlement of debt	45.1	0.1	71.9	2.0
Non-cash other expense, net	16.8	30.6	41.4	60.5
Gains on available-for-sale investments	—	(0.3)	(0.2)	(1.1)

Non-GAAP other expense, net	$(75.5)	$(99.7)	$(153.1)	$(199.8)

Non-GAAP other expense, net, as a percentage of net sales	(5.8)%	(7.5)%	(5.8)%	(7.5)%

RECONCILIATION OF GAAP INCOME TAX PROVISION (BENEFIT) TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Income tax provision (benefit), as reported	$15.2	$(55.4)	$(18.9)	$(65.6)
Income tax rate, as reported	17.1%	(103.6)%	(10.6)%	(69.8)%
Other non-GAAP tax adjustment	6.7	80.8	66.5	111.8

Non-GAAP income tax provision	$21.9	$25.4	$47.6	$46.2

Non-GAAP income tax rate	5.0%	6.5%	5.5%	6.0%

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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income, as reported	$73.6	$108.9	$197.2	$159.6
Share-based compensation expense	49.7	45.3	92.1	86.0
COVID-19 shelter-in-place restrictions on manufacturing activities	—	—	2.8	—
Acquisition-related	(0.9)	8.1	0.6	14.7
Professional services associated with certain legal matters	1.3	—	4.8	—
IT security remediation	0.3	2.0	1.3	5.0
Amortization of acquired intangible assets	232.9	248.2	468.3	496.7
Special charges and other, net	4.3	3.6	4.6	11.7
Loss on settlement of debt	45.1	0.1	71.9	2.0
Non-cash other expense, net	16.8	30.6	41.4	60.5
Gains on available-for-sale investments	—	(0.3)	(0.2)	(1.1)
Other non-GAAP tax adjustment	(6.7)	(80.8)	(66.5)	(111.8)

Non-GAAP net income	$416.4	$365.7	$818.3	$723.3

Non-GAAP net income as a percentage of net sales	31.8%	27.3%	31.2%	27.2%
GAAP net income as a percentage of net sales	5.6%	8.1%	7.5%	6.0%
Diluted net income per common share, as reported	$0.27	$0.43	$0.75	$0.63
Non-GAAP diluted net income per common share	$1.56	$1.43	$3.11	$2.84

Diluted common shares outstanding, as reported	267.7	255.3	262.8	254.6

Diluted common shares outstanding non-GAAP	267.7	255.3	262.8	254.6

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Microchip Technology Reports

Second Quarter Fiscal 2021

Financial Results

Microchip will host a conference call today, November 5, 2020 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until November 19, 2020.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on November 5, 2020 and will remain available until 5:00 p.m. (Eastern Time) on November 19, 2020. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 7622861.

Cautionary Statement:

The statements in this release relating to continuing to demonstrate what the best of the Microchip culture and its employees represent, that the automotive, industrial and consumer home appliance markets start their recovery, that medical devices also started their recovery in the September quarter, that the work from home related markets of computing and data center, as well as medical devices for hospitals, revert to more normal demand patterns as the surge we saw in the June quarter dissipated, that enterprise demand remains weak as most businesses remain predominantly with work from home policies, thus deferring enterprise spending for the office environment, beginning to experience rising constraints in our supply chain due to the confluence of a number of factors, that the supply chain constraints are continuing into the December quarter, making strategic capacity investments, to better position our business for growth, actively managed the working capital requirements for the business, that we believe that these convertible exchanges will benefit stockholders by significantly reducing share count dilution to the extent our stock price appreciates over time, seeing good recovery in many of our markets, that we expect our net sales in the December 2020 quarter to be flat to up 5% sequentially, that we now believe that the June and September quarters were the bottom of this business cycle for Microchip, that we are guiding to a much stronger than seasonal December quarter and we expect significant revenue growth in calendar year 2021, our third quarter fiscal 2021 guidance for net sales and GAAP and non-GAAP gross margin, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, expected inventory days in the December 2020 quarter, capital expenditures for the December 2020 quarter and for all of fiscal 2021, continuing to invest in the equipment needed to support the growth of our production capabilities for fast-growing new products and technologies and to bring in-house some of our wafer fabrication, assembly and test operations that are currently outsourced, our belief that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer and our assumed average stock price in the December 2020 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any

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Microchip Technology Reports

Second Quarter Fiscal 2021

Financial Results

continued economic uncertainty due to the impact of the COVID-19 pandemic, presidential and other elections in the U.S., monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally, any further unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of current and future changes in U.S. corporate tax laws (including the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; changes or fluctuations in customer order patterns and seasonality; the impact of any future significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future litigation or other matters involving our Microsemi acquisition, the Microsemi business, intellectual property, customers, or other issues; the costs and outcome of any current or future tax audit or investigation regarding our business or the business of Microsemi, our actual average stock price in the December quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns (including the COVID-19 pandemic) or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip’s filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) or the SEC’s website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 5, 2020 press release, or to reflect the occurrence of unanticipated events.

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Microchip Technology Reports

Second Quarter Fiscal 2021

Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The company’s solutions serve more than 113,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, MPLAB, PolarFire, Flashte, and AgileSwitch are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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